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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in Registration No. 333-44725 on Form S-8 pertaining to enherent Corp.'s Amended and Restated 1996 Stock Incentive Plan and Registration No. 333-36468 pertaining to the shares of common stock issuable upon conversion of enherent Corp.'s Series A Senior Participating Redeemable Preferred Stock and related warrants of our report dated June 13, 2005 pertaining to the financial statements of Dynax Solutions, Inc. appearing in this Current Report on Form 8-K/A of enherent Corp.

/s/ CORNICK, GARBER & SANDLER, LLP
CORNICK, GARBER & SANDLER, LLP

New York, New York
June 17, 2005